IOWA FIRST BANCSHARES CORP.

FOR IMMEDIATE RELEASE

Contacts:
Charles Funk	Debra R. Lins
MidWestOne Financial Group, Inc.	First National Bank of Muscatine
Chief Executive Officer	President & Chief Executive Officer
319-356-5800	563-263-4221
MidWestOne Financial Group, Inc. to Acquire Iowa First Bancshares Corp.

IOWA CITY, IA and MUSCATINE, IA, November 1, 2021 – MidWestOne Financial Group, Inc. (“MidWestOne”) (NASDAQ: MOFG) and Iowa First Bancshares Corp. (“IOFB”) (OTC Pink: IOFB) today jointly announced the execution of a definitive merger agreement providing for the acquisition of IOFB by MidWestOne in a transaction valued at approximately $47.6 million. The combined company will have approximately $6.2 billion in total assets with over 60 banking offices throughout Iowa, Minnesota, Wisconsin, Florida and Colorado.

Charles Funk, Chief Executive Officer of MidWestOne, said “This is a natural extension of the MidWestOne geographic footprint as we increase our market presence in Muscatine and Jefferson Counties. Both First National Banks---Muscatine and Fairfield---have been long-time pillars in their respective communities. Each has a strong deposit franchise and a long history of service in their markets. We look forward to welcoming our new customers and employees to MidWestOne.”

D. Scott Ingstad, Chairman, President and Chief Executive Officer of IOFB, said “This is a significant milestone for our company. It marks the culmination of our search for a like-minded partner to strengthen and secure our presence in Muscatine and Fairfield, provide additional support and resources to our organization for continued growth, and offer our valued employees a path to long-term success. We’ve found that ideal partner in MidWestOne.”

IOFB operates five banking offices in Iowa through its two banks, First National Bank of Muscatine and First National Bank in Fairfield. First National Bank of Muscatine was founded in 1870, and as of September 30, 2021, had approximately $361.6 million in total assets with $315.9 million in deposits, and $203.9 million in total loans, net. First National Bank in Fairfield was founded in 1865, and as of September 30, 2021, had approximately $157.6 million in total assets with $137.4 million in deposits, and $100.0 million in total loans, net.

As of September 30, 2021, MidWestOne had total assets of approximately $5.9 billion, operating thirty-four banking offices in Iowa, twelve banking offices in Minnesota, seven banking offices in Wisconsin, two banking offices in Florida, and one banking office in Colorado.

Under terms of the definitive merger agreement, the aggregate consideration to be paid by MidWestOne for IOFB will consist of cash consideration of $47.6 million, subject to adjustment. MidWestOne expects the transaction to be approximately 14.4% accretive to its earnings per share in 2022 (excluding one-time transaction expenses) and 10.8% accretive in 2023. The transaction is expected to be approximately 0.70% dilutive to tangible book value per share at closing, which dilution is expected to be earned back in less than one year. The definitive merger agreement has been unanimously approved by the boards of directors of both companies. The acquisition is expected to close during the first quarter of 2022 and is subject to approval by IOFB’s shareholders and regulatory agencies, as well as other customary closing conditions.

Piper Sandler & Co. acted as financial advisor and Otteson Shapiro LLP served as legal counsel to MidWestOne. Hovde Group, LLC acted as financial advisor and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to IOFB.

Conference Call Details
MidWestOne will host a conference call for investors related to the third quarter of 2021 earnings and the acquisition at 11:00a.m., CDT, on Tuesday, November 2, 2021. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until February 1, 2022, by calling 877-344-7529 and using the replay access code of 10159709. A transcript of the call will also be available on the company’s web site (www.midwestonefinancial.com) within three business days of the event.

About MidWestOne Financial Group, Inc.

MidWestOne is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne trades on the Nasdaq Global Select Market under the symbol “MOFG”.

About Iowa First Bancshares Corp.

IOFB was formed in 1984 to serve as the bank holding company for First National Bank of Muscatine and First National Bank in Fairfield. Headquartered in Muscatine, Iowa, IOFB provides a wide array of banking and other financial services to individuals, businesses and governmental organizations through five banking offices in Iowa.

Supplemental Information

A slide presentation including financial and transaction-related information is attached to MidWestOne’s Form 8-K filing with the SEC on November 1, 2021 and also may be found at www.midwestonefinancial.com, under the tab “News & Market Information” and then under “Presentations.”

Additional Information and Where You Can Find It

IOFB will mail a proxy statement and other relevant materials to its shareholders. IOFB shareholders are advised to read, when available, the proxy statement and amendments thereto because these documents will contain important information about MidWestOne, IOFB and the proposed transaction. These documents also can be obtained free of charge from IOFB, upon written request to IOFB, c/o First National Bank of Muscatine, Attention: Chief Executive Officer, 300 East Second Street, Muscatine, Iowa 52761 or by calling 563-263-4221.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may include information about MidWestOne’s and IOFB’s possible or assumed future economic performance or future results of operations, including MidWestOne’s or IOFB’s future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows, and MidWestOne’s and IOFB’s future capital expenditures and dividends, future financial condition and changes therein, including changes in MidWestOne’s and IOFB’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for MidWestOne’s and IOFB’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on MidWestOne’s and IOFB’s operations, results of operations, financial condition, and future economic performance, statements about the benefits of the merger, and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim”, “anticipate”, “estimate”, “expect”, “goal”, “guidance”, “intend”, “is anticipated”, “is expected”, “is intended”, “objective”, “plan”, “projected”, “projection”, “will affect”, “will be”, “will continue”, “will decrease”, “will grow”, “will impact”, “will increase”, “will incur”, “will reduce”, “will remain”, “will result”, “would be”, variations of such words or phrases (including where the word “could”, “may”, or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that MidWestOne and IOFB make are based on our current expectations and assumptions regarding MidWestOne’s and IOFB’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect MidWestOne’s or IOFB’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement, the outcome of any legal proceedings that may be instituted against MidWestOne or IOFB, delays in completing the merger, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger) and shareholder approval or to satisfy any of the other conditions to the merger on a timely basis or at all, the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where MidWestOne and IOFB do business, the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger and MidWestOne’s ability to complete the acquisition and integration of IOFB successfully. Each of MidWestOne and IOFB disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on MidWestOne, and factors which could affect the forward-looking statements contained herein can be found in MidWestOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021 and June 30, 2021 and its other filings with the SEC.